UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2014

MEDICAN ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-53408	87-0474017
(Commission File Number)	(IRS Employer Identification No.)

5955 Edmond Street, Suite 102 Las Vegas, NV 89118

(Address of Principal Executive Offices)

(800) 416-8802 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 8, 2014, CanaLeaf Systems, Inc. (“CanaLeaf”), a subsidiary of Medican Enterprises, Inc. (the “Company”), entered into a Subscription Agreement with International Herbs Medical Marijuana Ltd. (“IHMML”) through which CanaLeaf has agreed to purchase from IHMML by way of subscription 41,600,000 common shares of IHMML (the “Investment Shares”) for an aggregate subscription price of CDN$52,000,000 (the “Investment Proceeds”) or CND$1.25 per share.

Pursuant to the Subscription Agreement, the Company (as CanaLeaf’s parent) shall issue 6,000,000 common share purchase warrants to IHMML’s shareholders or shareholders’ designee exercisable within two years of the date of the Subscription Agreement at an exercise price of $2.86 per share.

The subscription for the initial Investment Shares shall occur according to the following investment schedule:

(a)	4,000,000 Shares will be purchased on April 30, 2014 in consideration for payment of $5,000,000;

(b)	An additional 8,000,000 Shares will be purchased on May 31, 2014 in consideration for payment of $10,000,000;

(c)	An additional 4,800,000 Shares will be purchased on June 30, 2014 in consideration for payment of $6,000,000;

(d)	An additional 8,800,000 Shares will be purchased on July 31, 2014 in consideration for payment of $11,000,000;

(e)	An additional 2,400,000 Shares will be purchased on August 31, 2014 in consideration for payment of $3,000,000;

(f)	An additional 8,000,000 Shares will be purchased on September 30, 2014 in consideration for payment of $10,000,000; and

(g)	An additional5,600,000 Shares will be purchased on October 31, 2014 in consideration for payment of $7,000,000.

IHMML is expected to use the Investment Proceeds to acquire certain lands, retrofit a marijuana growing operation and support the business plans of IHMML, namely, the licensed growing, marketing, research and development, training distribution and retail sale of medical marijuana in Canada as regulated by Health Canada. IHMML will enter, or will cause LandCo to enter, into contracts of purchase and sale for the purchase of the following buildings and adjoining lands: (a) a building in Atholville, New Brunswick with 300,000 square foot of grow space within a 393,000 square foot facility (the “Atholville Facility”); (b) a 273,000 square foot facility, in Poekmouche, New Brunswick (the “Poekmouche Facility”), and (c) a property with a 25,000 square foot facility in Delta, British Columbia (the “Delta Facility”). Subject to CanaLeaf completing its purchase of all of the Shares that it has agreed to purchase pursuant to the Subscription Agreement, IHMML agrees to use all reasonable commercial efforts to complete or cause LandCo to complete the purchase of the Atholville Facility, the Poekmouche Facility and the Delta Facility (collectively, the “Investment Property”). It is contemplated that the Investment Property will be acquired in a separate company or companies from IHMML (collectively, “LandCo”). IHMML agrees to structure the purchase of the Investment Property such that either: (a) IHMML will have a direct or indirect 100% interest in the Investment Property; or (b) the Shareholders will have a direct or indirect 100% interest in the Investment Property, in the same proportions as their Share ownership interest in IHMML, assuming the full subscription for Shares by CanaLeaf. To the extent required, the parties will enter into a shareholders agreement governing the terms of ownership of the shares of LandCo, the terms of which will be substantially the same as the terms of this Shareholders Agreement. If LandCo acquires the Investment Property, then LandCo will lease such lands to IHMML at a rental rate agreed between LandCo and IHMML, acting reasonably.

In addition to the foregoing terms, the parties also agree in the Subscription Agreement to:

(a)
ensure that the IHMML current shareholders have the ability to nominate two individuals to the Board of directors of the Company (of which all nominations are subject to the approval of Company shareholders);

(b)
ensure that the shareholders of IHMML execute consulting agreement and non-competition agreements that limit the shareholders’ involvement with any companies that compete with IHMML as long as the shareholders’ are involved with IHMML and for two years after the involvement ceases; and

(c)	ensure that the Company remains compliant in its reporting obligations as a public company.

In conjunction with the Subscription Agreement, the Company agreed on the form and content of a Shareholders’ Agreement with CanaLeaf, Medican Systems, Inc., Zenabis Limited Partnership (the shareholder of 41,600,000 common shares of IHMML), and IHMML to be executed upon delivery of the first subscription for $5,000,000 on April 30, 2014.  The Shareholders’ Agreement sets forth certain material terms of the shareholders of the Company following CanaLeaf’s purchase of shares in the Subscription Agreement.  The Shareholders’ Agreement sets forth the terms of corporate governance of IHMML, the Company, and CanaLeaf, rights of the parties thereto  to purchase and sell interests of IHMML, and other similar provisions standard for this type of agreement.

The Shareholders’ Agreement also sets forth what will happen if CanaLeaf fails to deliver all the funds required under the Subscription Agreement.  If CanaLeaf has not on or before December 31, 2014 purchased all the Investment Shares that it has agreed to purchase pursuant to the Subscription Agreement, then the following will occur:

1.
if the total amount paid by CanaLeaf to IHMML for Investment Shares issued pursuant to the Subscription Agreement is $10,000,000 or less, CanaLeaf will forfeit all Investment Shares purchased by and issued to CanaLeaf, all of which will be cancelled without any payment or other consideration, liability or obligation of any party hereto to CanaLeaf;

2.
if the total amount paid by CanaLeaf to IHMML for Shares issued pursuant to the Subscription Agreement is more than $10,000,000 by not more than $25,000,000, IHMML shall have the option, exercisable on notice to CanaLeaf on or before December 31, 2014, to purchase all Shares held by CanaLeaf at a price of $1.00 per Share;

3.
if the total amount paid by CanaLeaf to IHMML for Shares issued pursuant to the Subscription Agreement is more than $25,000,000, or if IHMML did not exercise its option pursuant to the Shareholders’ Agreement, CanaLeaf will be entitled to retain the Shares purchased pursuant to the Subscription Agreement, but but they will not have any of the sell interests or rights defined in the Shareholders’ Agreement.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Subscription Agreement dated as of April 8, 2014, between CanaLeaf Systems, Inc. and International Herbs Medical Marijuana Ltd.

Cautionary Note on Forward Look Statements

This Current Report on Form 8-K of the Company contains, or may contain, among other things, certain “forward-looking statements” which involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,”  “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,”  or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  Actual results, including, without limitation, the results of the Company’s agreements with IHMLL and the Company’s proposed business generally, may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

SIGNATURES

Pursuant to the  requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned,hereunto duly authorized.

MEDICANENTERPRISES, INC.

April 10, 2014.	By:	/s/Kenneth Williams
Kenneth Williams
Chief Executive Officer and Director